SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)
                                  April 6, 1999


                            THE HAIN FOOD GROUP, INC.
             (Exact name of registrant as specified in its charter)


        Delaware                        0-22818                 22-3240619
(State or other jurisdiction          (Commission           (I.R.S. Employer
of incorporation)                     File Number)          Identification No.)


     50 Charles Lindbergh Boulevard
     Uniondale, New York                                       11553
(Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code (516) 237-6200



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Item 5.  Other Events

     On April 6, 1999, the Company announced that it had executed a purchase agreement pursuant to which the Company would acquire the stock of privately held Natural Nutrition Group, Inc., a manufacturer and marketer of premium natural and organic food products sold under the Health Valley(R), Breadshop's(R) and Casbah(R) brands.

     Under the terms of the purchase agreement, the purchase price consists of $70 million in cash and a $10 million convertible note. Consummation of the acquisition is subject to certain conditions, including satisfaction of the applicable requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     A copy of a press release issued by the Company on April 6, 1999 is attached hereto as Exhibit 20 and is incorporated herein by reference.

Item 7.  Financial Statements and Exhibits.

     (c) Exhibits.

         Exhibit No.                 Description

           20                     Press release dated
                                  April 6, 1999



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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            THE HAIN FOOD GROUP, INC.


Dated:  April 6, 1999       By:    /s/ Gary Jacobs
                                  -----------------------
                                   Gary Jacobs
                                   Chief Financial Officer




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                                  EXHIBIT INDEX


Number                    Description

20                        Press release dated April 6, 1999